UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 23, 2010

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805) 745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01	Entry into a Material Definitive Agreement.

On April 23, 2010, CKE Restaurants, Inc., a Delaware corporation (the “Company”) entered into an Agreement and Plan of Merger, effective April 18, 2010 (“Merger Agreement”), with Columbia Lake Acquisition Holdings, Inc., a Delaware corporation (“Parent”), and Columbia Lake Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliates of Apollo Management VII, L.P. (“Apollo”), the party that was previously designated as an “Excluded Party,” as such term was defined in the Agreement and Plan of Merger, dated as of February 26, 2010, by and among the Company, Western Acquisition Holdings, Inc. and Western Acquisition Corp. (the “Prior Merger Agreement”).

At the effective time of the Merger, each share of Company common stock issued and outstanding immediately prior to the effective time (other than shares owned by Parent, Merger Sub or any other subsidiary of Parent or the Company, and by stockholders who have perfected and not withdrawn a demand for appraisal rights under Delaware law) will be automatically cancelled and converted into the right to receive $12.55 in cash, without interest (the “Merger Consideration”).

The consummation of the Merger is subject to customary conditions, including, without limitation, (i) the approval of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote on the Merger, (ii) the receipt of any required approvals, or expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of any law, order or injunction prohibiting the Merger, and (iv) the absence of any “Material Adverse Effect,” as such term is defined in the Merger Agreement. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation (i) the accuracy of the other party’s representations and warranties in the Merger Agreement (subject to customary materiality qualifiers) and (ii) the other party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to customary materiality qualifiers). The obligations of the Company to consummate the Merger are further subject to its receipt of a solvency certificate similar in form and substance to the solvency certificate to be delivered by the chief financial officer of Parent and Merger Sub to its lenders pursuant to the Debt Commitment Letter (as defined below). In addition, the Merger Agreement provides that if the Marketing Period (as defined below) has not ended at the time of satisfaction or waiver of the above conditions, then neither Parent nor Merger Sub shall be required to effect the closing of the Merger until the earlier of (a) a date during the Marketing Period specified by Parent on at least three business days’ written notice to the Company or (b) the final day of the Marketing Period. “Marketing Period” is defined in the Merger Agreement to be the first 21 consecutive business days throughout and on the last day of which (a) Parent, Merger Sub and their financing sources have received completed offering documents and required information for the financing, (b) all conditions to the obligations of Parent and Merger Sub to consummate the Merger have been satisfied (other than those that by their nature will not be satisfied until the effective time of the Merger), and (c) the Company has provided all cooperation with respect to the financing which it is obligated to provide pursuant to the terms of the Merger Agreement. Completion of the Merger is expected to occur in the second fiscal calendar quarter of 2010.

As of the effective date of the Merger Agreement, the Company is subject to customary “no-shop” restrictions on its ability to solicit alternative takeover proposals from third parties and to provide information to and engage in discussions with third parties regarding alternative takeover proposals. The “no-shop” provision is subject to a customary “fiduciary-out” provision which provides that, prior to the time stockholder approval is obtained, the Company’s board of directors may change its recommendation to the Company’s stockholders or enter into a definitive agreement with respect to a takeover proposal, if and only if, prior to taking such action, the Company’s board of directors has determined in good faith, after consultation with independent financial advisors and outside legal counsel, (i) that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law and (ii) such proposal constitutes or is reasonably expected to lead to a transaction that, if consummated in accordance with its terms taking into account all legal, regulatory, and financial aspects of the proposal and the person making the proposal, would be more favorable to the Company’s stockholders from a financial point of view than the transaction contemplated by the Merger Agreement (a “Superior Proposal”); provided, however, that (a) the Company has given Parent at least four business days’ prior written notice of its intention to take such action and has provided a copy of the relevant proposed transaction agreements with the party making such proposal, (b) the Company has negotiated in good faith with Parent during such notice period (to the extent Parent wishes to negotiate) to enable Parent to revise the terms of the Merger Agreement, the Debt Commitment Letter (as defined below) and the Guarantee (as defined below) in a manner that would cause such takeover proposal to no longer constitute a Superior Proposal, and (c) following the end of such notice period, the board of directors will have considered in good faith any changes to the Merger Agreement, the Debt Commitment Letter and Guarantee proposed in writing by Parent and will have determined that the Superior Proposal would continue to constitute a Superior Proposal if such revisions were to be given effect.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $15,471,000, except in the event that the Merger Agreement is terminated in order to enter into a definitive agreement with respect to a takeover proposal with Thomas H. Lee Equity Fund VI, L.P. or any of its affiliates, in which case the Company may be obligated to pay a termination fee of $15,471,000 plus an amount equal to $9,283,000 plus certain expenses reimbursed by the Company to Western Acquisition Holdings, Inc. under the Prior Merger Agreement. The Company may also be obligated to reimburse transaction expenses incurred by Parent and Merger Sub up to $5,000,000 upon termination of the Merger Agreement under specified circumstances. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee equal to (i) $15,471,000 if the Company terminates the Merger Agreement because (a) Parent or Merger Sub have materially breached any of their representations, warranties, covenants or agreements in the Merger Agreement, which breach would give rise to the failure of a closing condition and which has not been cured by August 26, 2010 (provided that the Company shall not be entitled to terminate the Merger Agreement if it is in material breach of any of its representations, warranties, covenants or other agreements and such breach would result in the respective closing conditions to the obligations of Parent and Merger Sub not being satisfied) or (b) all the closing conditions to the obligations of Parent and Merger Sub (other than those conditions that by their nature are to be satisfied by actions taken at the closing) have been satisfied, and Parent and Merger Sub fail to consummate the Merger within two business days following the date on which the closing should have occurred and the Company stood ready and willing to consummate the Merger on that date; and (ii) $30,943,000 if all the closing conditions to the obligations of Parent and Merger Sub to close have been satisfied (other than those conditions that by their nature are to be satisfied by actions taken at the closing), the financing contemplated by the Debt Commitment Letter has funded (or all conditions to the funding of the financing set forth in the Debt Commitment Letter have been satisfied and the financing would be funded pursuant to its terms), Parent and Merger Sub fail to consummate the Merger within five business days following the receipt of such financing, and the Company stood ready and willing to consummate the Merger on that date.

The representations, warranties and covenants of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations, warranties and covenants (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that the Company files with the Securities and Exchange Commission (“SEC”).

The Merger Agreement was unanimously approved by the Company’s board of directors.

Parent and Merger Sub have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement, the aggregate proceeds of which will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses. Apollo and certain of its affiliated investment funds (collectively, the “Apollo Investors”) have committed to purchase equity interests in Parent in an amount up to $456,000,000 in the aggregate on the terms and subject to the conditions set forth in an equity commitment letter dated April 18, 2010 (the “Equity Commitment Letter”) and has provided the Company with a limited guarantee in favor of the Company dated April 18, 2010 (the “Guarantee”), which guarantees the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any reverse termination fee that may become payable by Parent.

Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc. and RBC Capital Markets (collectively, and together with their respective affiliates the “Commitment Parties”) have committed to provide, severally but not jointly, in the aggregate up to $700,000,000 in debt financing to Merger Sub, consisting of (i) up to $100,000,000 in the form of a senior secured revolving credit facility (the “Senior Facility”) and (ii) up to $600,000,000 in the form of a senior secured second-priority increasing rate bridge facility (the “Bridge Facility”), on the terms and subject to the conditions set forth in a commitment letter dated April 17, 2010 (the “Debt Commitment Letter”). The obligations of the Commitment Parties to provide financing under the Debt Commitment Letter are subject to a number of conditions, including without limitation (i) certain of the Commitment Parties shall have reviewed, and be reasonably satisfied with, the final structure, terms and conditions and the documentation relating to the Merger; (ii) the Merger shall be consummated simultaneously or substantively concurrent with the closing under the Senior Facility in accordance with applicable law and on the terms described in the term sheets included in the Debt Commitment Letter and the Merger Agreement, and no provision of the Merger Agreement shall have been amended, waived or otherwise modified in any respect which is materially adverse to the interests of the Commitment Parties without the prior written consent of Morgan Stanley Senior Funding, Inc. (the “Agent”); (iii) the equity contribution to be received by Parent shall have been (or substantially simultaneously or substantively concurrent with the closing under the Senior Facility shall be) made in the amount set forth in the Equity Commitment Letter; (iv) substantially concurrently with the initial fundings contemplated by the Debt Commitment Letter, as a condition to the funding of the Senior Facility, the Borrower (defined below) shall receive at least $600,000,000 in aggregate principal amount of its senior secured second-priority notes and/or the borrowing of the bridge loans under the Bridge Facility, subject to certain exceptions and conditions; (v) all amounts due or outstanding in respect of the Company’s existing credit agreement shall have been (or substantially simultaneously or substantively concurrent with the closing under the Senior Facility shall be) paid in full, all commitments in respect thereof terminated and all guarantees thereof and security therefore discharged and released; (vi) after giving effect to the transactions contemplated by the Debt Commitment Letter, Parent and its subsidiaries shall have outstanding no “Indebtedness” (as defined in the Merger Agreement), subject to certain exceptions; (vii) since the date of the Debt Commitment Letter, there has not been or occurred, and there does not exist, a “Material Adverse Effect” (as defined in the Merger Agreement); (viii) certain of the Commitment Parties shall have received certain financial statements of the Company; (ix) the Agent shall have received certain pro forma financial statements of the Company; (x) the Total Leverage Ratio (as defined in the Debt Commitment Letter) of Parent and its subsidiaries calculated as of the date of initial borrowing under the Senior Facility shall not be greater than 5.5 to 1.0; and (xi) there shall be no competing issues of indebtedness of Parent, the Borrower, the Company or their respective subsidiaries being announced, offered, placed or arranged, subject to certain exceptions. “Borrower” is defined in the Debt Commitment Letter as Merger Sub initially, and then, after consummation of the Merger, the Company.

The final termination date for the Debt Commitment Letter is October 16, 2010.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference.

A copy of the press release, dated April 24, 2010, announcing the Merger Agreement is attached as Exhibit 99.1 and is incorporated herein by reference.

A copy of the press release, dated April 26, 2010, providing additional details regarding the Merger is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On February 26, 2010, the Company entered into the Prior Merger Agreement with Western Acquisition Holdings, Inc., a Delaware corporation, and Western Acquisition Corp., a Delaware corporation, both of which are affiliates of Thomas H. Lee Partners, L.P. The Prior Merger Agreement contemplated a transaction whereby Western Acquisition Corp. would merge with and into the Company and each outstanding share of common stock of the Company would be converted into the right to receive $11.05 per share in cash, without interest.

On April 23, 2010, the Company’s board of directors determined, in consultation with its independent financial advisor and outside legal counsel, that the proposal submitted by Apollo on April 18, 2010 continued to constitute a “Superior Proposal,” as such term is defined in the Prior Merger Agreement, and subsequently approved the termination of the Prior Merger Agreement in order to enter into the Merger Agreement. Thereafter, the Company terminated the Prior Merger Agreement pursuant to Section 5.2(e) and in accordance with Section 7.1(d)(ii) of the Prior Merger Agreement, and initiated payment of the termination fee equal to $9,283,000 to an affiliate of Thomas H. Lee Partners, L.P. The Company intends to reimburse Western Acquisition Holdings, Inc. up to $5,000,000 for certain of its expenses, as required under the Prior Merger Agreement.

Item 8.01 Other Events.

In connection with the Merger Agreement, certain of the Company’s officers and directors have executed voting agreements with Parent (substantially in the form of Exhibit A attached to the Merger Agreement), pursuant to which such officers and directors have agreed to vote all the shares of the Company’s common stock held such officer or director, in their capacity as a stockholder, in favor of the Merger and the adoption of the Merger Agreement.

On April 27, 2010, the Company issued a letter to the employees of the Company, which is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

On April 27, 2010, the Company issued a letter to the franchisees of the Company, which is attached hereto as Exhibit 99.4 and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This filing contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give the Company’s current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company’s control, and could cause the Company’s results to differ materially from those described. These uncertainties and other factors include, but are not limited to, risks associated with this transaction, including the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the transaction due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the transaction, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the failure to obtain the necessary debt financing arrangements set forth in Debt Commitment Letter received in connection with the transaction. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties as discussed in the Company’s filings with the SEC.

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the proposed transaction, the Company will file a proxy statement and other materials with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s Web site at www.sec.gov.

The proxy statement and such other documents will also be available for free on the Company’s website at www.ckr.com under “Investors/SEC Filings” or by directing such request to Investor Relations, CKE Restaurants, Inc., 805-745-7750.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed Merger. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the proposed transaction when it becomes available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Description	Exhibit Number
Agreement and Plan of Merger, dated as of April 18, 2010, by	2.1
and among Columbia Lake Acquisition Holdings, Inc., Columbia Lake Acquisition Corp. and CKE Restaurants, Inc.*
Press Release, dated April 24, 2010	99.1
Press Release, dated April 26, 2010	99.2
Letter to Employees	99.3
Letter to Franchisees	99.4

*Schedules and exhibits to the Agreement and Plan of Merger, dated as of April 18, 2010, by and among Columbia Lake Acquisition Holdings, Inc., Columbia Lake Acquisition Corp. and CKE Restaurants, Inc., have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

April 27, 2010	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 18, 2010, by and among Columbia Lake Acquisition Holdings, Inc., Columbia Lake Acquisition Corp. and CKE Restaurants, Inc.*
99.1	Press Release, dated April 24, 2010
99.2	Press Release, dated April 26, 2010
99.3	Letter to Employees
99.4	Letter to Franchisees